UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2015

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041
(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on January 30, 2015 (the “Original Form 8-K”), FXCM Inc., a Delaware corporation, adopted a stockholder rights plan (the “Rights Plan”). The Original Form 8-K describes the material terms of the Rights Plan.

The sole purpose of this Current Report on Form 8-K/A is to correct a scrivener’s error with respect to the exercise price reflected in exhibits to Exhibit 4.1 of the Original Form 8-K. The entirety of Exhibit 4.1 is filed herewith and incorporated by reference into this Current Report on Form 8-K/A.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                      Exhibit Description

4.1
Rights Agreement, dated as of January 29, 2015, by and between FXCM Inc. and American Stock Transfer & Trust Company, LLC (which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A to the Rights Agreement, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit B to the Rights Agreement and the Form of Right Certificate as Exhibit C to the Rights Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/ Robert Lande
	Name:	Robert Lande
	Title:	Chief Financial Officer

Date:  January 30, 2015

Exhibit Index

Exhibit No.     Description_______________________________________________________________

4.1
Rights Agreement, dated as of January 29, 2015, by and between FXCM Inc. and American Stock Transfer & Trust Company, LLC (which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A to the Rights Agreement, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit B to the Rights Agreement and the Form of Right Certificate as Exhibit C to the Rights Agreement).

4